Exhibit 10.47

** – CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

FIRST AMENDMENT TO SUPPLY AGREEMENT

This First Amendment to Supply Agreement (“Amendment”), dated as of November __, 2009, is made by and between Bumble Bee Foods, LLC, a Delaware limited liability company (the “Company”) and Thon Des Mascareignes LTEE, a Mauritius company (the “Processor”), with respect to the following facts:

RECITALS

A. On or about May 8, 2006, the Company and Processor entered into that certain Supply Agreement (the “Agreement”), pursuant to which the Processor agreed to process albacore and lightmeat tuna loins for the Company on the terms and conditions more particularly set forth in the Agreement. Capitalized terms that are used herein without definition and that are defined in the Agreement are used herein as so defined. A copy of the Agreement is attached hereto as Exhibit “A.”

B. The Company and Processor now desire to amend the Agreement, subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Processor hereby agree as follows:

OPERATIVE PROVISIONS

1. Paragraph 3(c) is hereby added to the Agreement, to read as follows:

(c) Commencing on the day the Equipment (as defined in Paragraph 29, below) is installed at the Facility and continuing for a period of six (6) months thereafter (the “Commissioning Period”), the Base Conversion Fee payable on September 30, 2009 shall remain in effect. Upon expiration of such Commissioning Period, the Company and Processor shall meet and confer and negotiate in good faith about a reduced Base Conversion Fee that will take into account changes in revenue and cost structure as a result of the installation and operation of the Equipment.

2. Paragraph 4(a) of the Agreement is hereby deleted, and the following is hereby inserted into its place and stead, to read as follows:

(a) The term of this Agreement shall commence on the Effective Date and shall continue until May 7, 2013 (“Term”), unless earlier terminated in accordance with Paragraph 4(b), below. Either Company or Processor (sometimes referred to herein individually as a “Party”) shall provide six (6) months’ notice in writing of its intent to terminate the Agreement at the end of the Term. If neither Party makes such notification in writing of its intent to terminate the Agreement at the end of the Term, the Agreement shall continue in full force and effect on a year-to-year basis thereafter, terminable by either Party on six (6) months’ prior written notice.

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3. Paragraph 9(b) of the Agreement is hereby deleted, and the following is hereby inserted into its place and stead, to read as follows:

(b) In addition to any obligations set forth in this Agreement, Processor agrees to supply, at its sole cost and expense, all of the required processing personnel (with the exception of Company’s technical assistance personnel), equipment (with the exception of the Equipment Processor is leasing from the Company pursuant to Paragraph 29, below) and facilities necessary to perform its obligations under this Agreement. Company agrees that the Facility as it presently stands is substantially proper for the processing of the Products. Processor warrants and represents that it shall take commercially reasonable steps to conduct background investigations of the personnel it assigns to conduct its services hereunder.

4. Paragraph 16(a) of the Agreement is hereby deleted, and the following is hereby inserted into its place and stead, to read as follows:

(a) All risk property insurance, including cold storage, in an amount equal to the full replacement value of all the Company’s supplied materials, raw materials, Products while in Processor’s custody and control, and all risk property insurance in an amount equal to the full replacement value of the Equipment.

5. Exhibit “D” attached hereto is hereby added as Exhibit “D” to the Agreement, and Paragraph 20 of the Agreement is hereby deleted, and the following is hereby inserted into its place and stead, to read as follows:

20. EXHIBITS The following Exhibits have been attached hereto and are hereby incorporated by reference: Exhibit A-1 through A-4 — Specifications; Exhibit B — Memorandum of Understanding; Exhibit C — Target Recovery Rates; and Exhibit D — Equipment.

6. Paragraph 29 is hereby added to the Agreement, to read as follows:

29. EQUIPMENT LEASE.

(a) The Company is the owner of certain equipment (the “Equipment”) used or useful in processing and packaging albacore and/or lightmeat tuna loins. The Equipment is more particularly described on Exhibit “D” attached hereto and incorporated herein by reference. On the terms and conditions set forth in this Paragraph 29, Processor hereby leases the Equipment from the Company, and the Company hereby leases the Equipment to Processor.

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(b) The term of this lease of Equipment shall commence on the date the Equipment is installed at the Facility and shall continue until the Term of this Agreement expires or is earlier terminated in accordance with Paragraph 4(b).

(c) As rent (“Rent”) for the Equipment, Processor agrees to pay directly to Company a sum of ** United States ** (US$ **) per month. The first monthly payment of Rent shall be due upon the Company’s installation of the Equipment. Thereafter, monthly payments of Rent shall be due and payable, in advance, on the first day of each calendar month during the Term. All Rent shall be paid without notice or demand. If any amount of Rent is not received within ten (10) days of the date due, then, in addition to any other remedies the Company may have at law or in equity, the Company may charge and Processor shall be obligated to pay a late charge equal to five percent (5%) of the delinquent amount or such lesser amount permitted by law. In addition to such late charge, if all or any portion of Rent is not received within ten (10) days of the date due, then, in addition to any other remedies the Company may have at law or in equity, the Company may charge and Processor shall be obligated to pay interest at the rate of eighteen percent (18%) per annum on the amount of the delinquent portion of Rent, accruing from the date due until payment is actually received by Company. Processor’s obligation to pay Rent to the Company is absolute and unconditional and shall not be subject to any abatement, deferral, reduction, defense, counterclaim, setoff or recoupment for any reason, including without limitation any claim against the manufacturer or loss of possession or use of the Equipment.

(d) Processor shall be responsible for all expenses and all other charges in connection with the operation of the Equipment. Processor shall assume all obligations and liability with respect to the possession of the Equipment, and for its use, condition, and storage during the Term. Processor shall, at Processor’s own expense, maintain the Equipment in good mechanical condition and running order, allowing for reasonable wear and tear. Rent shall not be prorated or abated while the Equipment is being serviced or repaired. The Company shall have no liability or obligation in any manner to provide service, maintenance, repairs, or parts for the Equipment.

(e) Processor agrees to pay when due all taxes (including any value added taxes or ad valorem taxes), fines and penalties relating to the Equipment. If the Company pays any of those taxes, fines or penalties for Processor that are otherwise Processor’s responsibility as provided herein, Processor agrees to reimburse the Company on demand.

(f) Processor shall use the Equipment only for business purposes, in compliance with law, and in the manner for which it was designed and intended. Processor will not permit any Equipment to be operated or used in violation of any applicable federal, state, or local statute, ordinance, rule, or regulation or insurance requirement or condition relating to the possession, use, or maintenance of the Equipment. Processor agrees to reimburse the Company in full for all damage to the Equipment arising from any misuse or negligent act by the Company.

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(g) Processor shall not remove the Equipment from the Facility without the Company’s prior written consent, which the Company may withhold in its sole and absolute discretion. The Company, at its discretion during Processor’s regular business hours, shall have the right to enter the Facility to inspect the Equipment. Upon the expiration or earlier termination of this Agreement, Processor shall, at its own expense, deliver the Equipment in the same condition existing on the date of its installation, ordinary wear and tear excepted, at a location designated by Company.

(h) Processor agrees and covenants not to create or permit any lien or other encumbrance upon the Equipment, and Processor shall pay all lawful claims which might become a lien on the Equipment. Processor shall give the Company prompt notice if any lien is asserted or made against the Equipment. If any other person attempts to claim ownership of the Equipment by asserting such claim against Processor or through Processor, Processor agrees to notify the Company of any such claim in order that the Company may protect and defend the Company’s title to the Equipment.

(i) THE COMPANY HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE EQUIPMENT, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE EQUIPMENT OR WORKMANSHIP IN THE EQUIPMENT, NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER.

(j) The Company is, and shall remain at all times during the term hereof and thereafter, the owner of the Equipment and have title to the Equipment. The Company has the right to place and maintain on the exterior or interior of each piece of Equipment a label or inscription with the Company’s logo or other identifying mark. Processor shall not remove, obscure, or deface any such label or inscription or permit any other person to do so. The Equipment is and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to, or imbedded in, or permanently resting upon, real property or any building thereon. So long as Processor is not in default of its obligations under this Agreement, the Company represents and warrants that Processor shall be entitled to quietly use and enjoy the Equipment.

(k) Processor acknowledges that the Company has invested United States Dollars (US$ **) in developing and installing the Equipment and its related intellectual property and technology (which, for the avoidance of doubt, shall be included in “Company’s Information” as defined in Section 11(a)). Processor agrees to negotiate with the Company in good faith to compensate the Company for such capital investment, and Processor acknowledges that such compensation may include, but not be limited to, an ownership interest in Processor.

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7. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the United Kingdom and Great Britain, without giving effect to any choice-of-law or conflicts-of-laws rule or principle that would result in the application of any other laws.

8. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one, and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except for having an additional signature page executed by the other party. Each party agrees that each other party may rely upon the facsimile signature of a party on this Amendment as constituting a duly authorized, irrevocable, actual, current delivery of this Amendment as fully as if this Amendment contained the original ink signature of the party supplying a facsimile signature.

9. Except as amended by this Amendment, all of the terms and conditions of the Agreement shall remain unmodified, in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed as of the date first above set forth.

“Processor”	“Company”

Thon Des Mascareignes Ltee, a Mauritius company	Bumble Bee Foods, LLC, a Delaware limited liability company

By:	/s/ [illegible]	By:	/s/ Douglas Hines
Name:		Name:	Douglas Hines
Title:	Chairman	Title:	EVP/COO

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EXHIBIT “D”

EQUIPMENT

BUMBLE BEE FOODS, LLC

** EQUIPMENT

LOCATION: TDM
Project: **

QTY	DESCRIPTION
1 1	** **

1 1	** **

2 2 2	** ** **

2 4	** **

1 1	** **

1 1 2 2 1	** ** ** ** **

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1 1 1 1	** ** ** **

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